As filed with the Securities and Exchange Commission on May 11, 1999
                                                 Registration No. 333-_________
________________________________________________________________________________
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               U.S. FOODSERVICE
            (Exact name of registrant as specified in its charter)

            Delaware                                      52-1634568
            --------                                      ----------
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

     9755 Patuxent Woods Drive
       Columbia, Maryland                                   21046
       ------------------                                   -----
(Address of Principal Executive Offices)                  (Zip Code)


                  U.S. Foodservice 1994 Stock Incentive Plan
           U.S. Foodservice Stock Option Plan for Outside Directors
             U.S. Foodservice 1998 Stock Option and Incentive Plan
             -----------------------------------------------------
                           (Full title of the plans)

                               David M. Abramson
                 Executive Vice President and General Counsel
                               U.S. Foodservice
                           9755 Patuxent Woods Drive
                           Columbia, Maryland 21046
                                (410) 312-7100
                                 --------------
           (Name, address and telephone number of agent for service)

                                   Copy to:
                           Richard J. Parrino, Esq.
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C.  20004
                                (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                     Proposed                      Proposed
    Title of securities       Amount to be     maximum offering price          maximum aggregate          Amount of
     to be registered        registered (1)         per share (5)              offering price (5)      registration fee
--------------------------------------------------------------------------------------------------------------------------
    Common Stock,
     par value $.01           1,700,000 (2)           $42.22                       $ 71,774,000             $19,953.17
--------------------------------------------------------------------------------------------------------------------------
    Common Stock,
     par value $.01             160,000 (3)           $42.22                       $  6,755,200             $ 1,877.95
--------------------------------------------------------------------------------------------------------------------------
    Common Stock,
     par value $.01           1,000,000 (4)           $42.22                       $ 42,220,000             $11,737.16
--------------------------------------------------------------------------------------------------------------------------
       Total                  2,860,000                                            $120,749,200             $33,568.28
==========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in each plan, may become subject to such plans.
(2) Represents shares of Common Stock issuable pursuant to the U.S. Foodservice 1994 Stock Incentive Plan. Pursuant to Rule 429 under the Securities Act, 234,418 shares of Common Stock are being carried forward from Registration Statement No. 033-88142. Filing fees of $757.82 associated with such shares were previously paid with such earlier Registration Statement.
(3) Represents shares of Common Stock issuable pursuant to the U.S. Foodservice Stock Option Plan for Outside Directors. Pursuant to Rule 429 under the Securities Act, 34,918 shares of Common Stock are being carried forward from Registration Statement No. 033-88140. Filing fees of $1,745.69 associated with such shares were previously paid in connection with the filing of such earlier Registration Statement.
(4) Represents shares of Common Stock issuable pursuant to the U.S. Foodservice 1998 Stock Option and Incentive Plan.
(5) Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.   Plan Information.*

     Item 2.   Registrant Information and Employee Plan Annual Information.*

     * The documents containing the information specified in Part I will be sent or given to employees, directors and other persons participating in the U.S. Foodservice 1994 Stock Incentive Plan, the U.S. Foodservice Stock Option Plan for Outside Directors and the U.S. Foodservice 1998 Stock Option and Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The following documents which have been filed by U.S. Foodservice (the "Registrant") with the SEC are hereby incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for its fiscal year ended June 27, 1998, filed with the SEC on September 25, 1998, including the information incorporated by reference in the Form 10-K from the Registrant's definitive proxy statement for its 1998 Annual Meeting of Stockholders, filed on October 9, 1998;

     (b) the first amendment to the Registrant's Annual Report on Form 10-K/A-1, filed with the SEC on January 14, 1999, and the second amendment to the Registrant's Annual Report on Form 10-K/A-2, filed with the SEC on March 4, 1999;

     (c) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended September 26, 1998, filed with the SEC on November 10, 1998, the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended December 26, 1998, filed with the SEC on February 9, 1999, and the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 27, 1999, filed with the SEC on May 10, 1999;

     (d) the amendment to the Registrant's Quarterly Report on Form 10-Q/A-1 for its fiscal quarter ended September 26, 1998, filed with the SEC on January 14, 1999;

     (e) the Registrant's Current Reports on Form 8-K which were filed with the SEC on September 11, 1998, December 18, 1998, March 26, 1999 and April 22, 1999;

     (f) the description of the Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on December 20, 1996, including any amendments or reports filed for the purpose of updating such description; and

     (g) the description of the preferred share purchase rights attached to the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the SEC pursuant to the Exchange Act on December 20, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description Of Securities.

     Not applicable. The Common Stock is registered under Section 12 of the Exchange Act.

     Item 5.   Interests Of Named Experts And Counsel.

     Not applicable.

     Item 6.   Indemnification Of Directors And Officers.

     The Registrant is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of any person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), brought or threatened involving such person because of such person's service as a director, officer, employee or agent of the corporation or such person's service in any such capacity with respect to another corporation or other entity at the request of such corporation.

     The Registrant's Amended and Restated By-laws provide for the indemnification of the officers and directors of the registrant to the fullest extent permitted by the DGCL. Article XII of the Registrant's Amended and Restated By-laws provides that each person who was or is made a party to (or is threatened to be made a party to) any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including, without limitation, attorneys' fees) incurred by such person in connection therewith, if such persons acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and had no reason to believe that his conduct was illegal.

     Article XII of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of the fiduciary duty as directors. However, nothing contained in such Article XII shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

     Item 7.   Exemption From Registration Claimed.

     Not applicable.

     Item 8.   Exhibits.

       Exhibit No.            Description of Exhibit
       -----------            ----------------------

           4.1         U.S. Foodservice 1994 Stock Incentive Plan. Filed as
                       Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998 and incorporated herein by reference.

           4.2         U.S. Foodservice Stock Option Plan for Outside Directors.
                       Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998 and incorporated herein by reference.

           4.3         U.S. Foodservice 1998 Stock Option and Incentive Plan.
                       Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 27, 1999 and incorporated herein by reference.

          *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

          *23.1        Consents of KPMG LLP, independent accountants.

          *23.2 Consent of PriceWaterhouseCoopers LLP, independent accountants.

          *23.3        Consent of Arthur Andersen LLP, independent accountants.

          *23.4        Consent of Hogan & Hartson L.L.P. (contained in Exhibit
                       5.1).

          *24.1 Power of Attorney (included on the signature page to this Registration Statement).

          ______________________
          * Filed herewith.

  Item 9.      Undertakings.

  (a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-----------------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 11th day of May, 1999.


                                 U.S. FOODSERVICE



                             By: /s/ James L. Miller
                                 _________________________________________
                                 James L. Miller
                                 President and Chief Executive Officer
                                 (Duly Authorized Officer)



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Miller, David M. Abramson and George T. Megas, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                            TITLE                            DATE
            ---------                            -----                            ----
    /s/ James L. Miller            Chairman of the Board, President            May 11, 1999
-----------------------------       and Chief Executive Officer
     James L. Miller                (Principal Executive Officer)



     /s/ George T. Megas              Senior Vice President and Chief          May 11, 1999
-----------------------------          Financial Officer (Principal
     George T. Megas                   Financial Officer and Principal
                                       Accounting Officer)




SIGNATURE                                     TITLE                               DATE
---------                                     -----                               ----
      /s/ Lewis Hay, III                    Director                           May 11, 1999
-----------------------------
     Lewis Hay, III


     /s/ Michael J. Drabb                   Director                           May 11, 1999
-----------------------------
     Michael J. Drabb


    /s/ David M. Abramson                   Director                           May 11, 1999
-----------------------------
     David M. Abramson


     /s/ Eric E. Glass                      Director                           May 11, 1999
-----------------------------
     Eric E. Glass


     /s/ Mark P. Kaiser                     Director                           May 11, 1999
-----------------------------
     Mark P. Kaiser


    /s/ Paul I. Latta, Jr.                  Director                           May 11, 1999
-----------------------------
     Paul I. Latta, Jr.


    /s/ Dean R. Silverman                   Director                           May 11, 1999
-----------------------------
     Dean R. Silverman


   /s/ Jeffrey D. Serkes                    Director                           May 11, 1999
-----------------------------
     Jeffrey D. Serkes


    /s/ James P. Miscoll                    Director                           May 11, 1999
-----------------------------
      James P. Miscoll


     /s/ Bernard Sweet                      Director                           May 11, 1999
-----------------------------
       Bernard Sweet

                                 EXHIBIT INDEX


       Exhibit No.                    Description of Exhibit
       -----------                    ----------------------

           4.1              U.S. Foodservice 1994 Stock Incentive Plan. Filed as
                            Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998 and incorporated herein by reference.

           4.2 U.S. Foodservice Stock Option Plan for Outside Directors. Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998 and incorporated herein by reference.

           4.3 U.S. Foodservice 1998 Stock Option and Incentive Plan. Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 27, 1999 and incorporated herein by reference.

          *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

         *23.1              Consents of KPMG LLP, independent accountants.

         *23.2 Consent of PriceWaterhouseCoopers LLP, independent accountants.

         *23.3 Consent of Arthur Andersen LLP, independent accountants.

         *23.4              Consent of Hogan & Hartson L.L.P. (contained in
                            Exhibit 5.1).

         *24.1 Power of Attorney (included on the signature page to this Registration Statement).

________________________
          * Filed herewith.